EXHIBIT 10.1

STERICYCLE, INC.

$150,000,000 2.89% Senior Notes, Series A,
due October 1, 2021
$150,000,000 3.18% Senior Notes, Series B,
due October 1, 2023

________________
NOTE PURCHASE AGREEMENT
________________
DATED AS OF OCTOBER 1, 2015

TABLE OF CONTENTS

SECTION            HEADING                            PAGE

SECTION 1.    AUTHORIZATION OF NOTES                        1
Section 1.1.    Description of Notes                            1
Section 1.2.    Interest Rate                                1

SECTION 2.    SALE AND PURCHASE OF NOTES                    2
Section 2.1.    Notes                                    2
Section 2.2.    Subsidiary Guaranty                            2

SECTION 3.    CLOSING                                    2

SECTION 4.    CONDITIONS TO CLOSING                        3
Section 4.1.    Representations and Warranties                    3
Section 4.2.    Performance; No Default                        3
Section 4.3.    Compliance Certificates                        3
Section 4.4.    Opinions of Counsel                            4
Section 4.5.    Purchase Permitted By Applicable Law, Etc                4
Section 4.6.    Sale of Other Notes                            4
Section 4.7.    Payment of Special Counsel Fees                    5
Section 4.8.    Private Placement Number                        5
Section 4.9.    Changes in Corporate Structure                    5
Section 4.10.    Subsidiary Guaranty                            5
Section 4.11.    Consents and Approvals                        5
Section 4.12.    Funding Instructions                            5
Section 4.13.    Equity Issuance                            5
Section 4.14.    Proceedings and Documents                        5

SECTION 5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY        6
Section 5.1.    Organization; Power and Authority                    6
Section 5.2.    Authorization, Etc                            6
Section 5.3.    Disclosure                                6
Section 5.4.    Organization and Ownership of Shares of Subsidiaries; Affiliates    7
Section 5.5.    Financial Statements; Material Liabilities                8
Section 5.6.    Compliance with Laws, Other Instruments, Etc            8
Section 5.7.    Governmental Authorizations, Etc                    8
Section 5.8.    Litigation; Observance of Agreements, Statutes and Orders        8
Section 5.9.    Taxes                                    9
Section 5.10.    Title to Property; Leases                        9
Section 5.11.    Licenses, Permits, Etc                            9
Section 5.12.    Compliance with ERISA                        10
Section 5.13.    Private Offering by the Company                    11
Section 5.14.    Use of Proceeds; Margin Regulations                    11

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Section 5.15.    Existing Debt; Future Liens                        11
Section 5.16.    Foreign Assets Control Regulations, Etc                12
Section 5.17.    Status under Certain Statutes                        14
Section 5.18.    Environmental Matters                        14
Section 5.19.    Notes Rank Pari Passu                        14

SECTION 6.    REPRESENTATIONS OF THE PURCHASERS                14
Section 6.1.    Purchase for Investment                        14
Section 6.2.    Accredited Investor                            15
Section 6.3.    Source of Funds                            15

SECTION 7.    INFORMATION AS TO COMPANY                    17
Section 7.1.    Financial and Business Information                    17
Section 7.2.    Officer’s Certificate                            20
Section 7.3.    Visitation                                20

SECTION 8.    PAYMENT OF THE NOTES                            21
Section 8.1.    Required Prepayments                        21
Section 8.2.    Optional Prepayments with Make-Whole Amount            21
Section 8.3.    Allocation of Partial Prepayments                    21
Section 8.4.    Maturity; Surrender, Etc.                        22
Section 8.5.    Purchase of Notes                            22
Section 8.6.    Make‑Whole Amount                            22
Section 8.7.    Change in Control                            24

SECTION 9.    AFFIRMATIVE COVENANTS                        26
Section 9.1.    Compliance with Law                            26
Section 9.2.    Insurance                                26
Section 9.3.    Maintenance of Properties                        27
Section 9.4.    Payment of Taxes and Claims                        27
Section 9.5.    Existence, Etc                                27
Section 9.6.    Notes to Rank Pari Passu                        27
Section 9.7.    Additional Subsidiary Guarantors                    28
Section 9.8.    Books and Records                            29
Section 9.9.    Increased Interest Rate                        29
Section 9.10.    Note Rating                                29

SECTION 10.    NEGATIVE COVENANTS                            29
Section 10.1.    Consolidated Leverage Ratio; Priority Deb                29
Section 10.2.    Interest Coverage Ratio                        30
Section 10.3.    Limitation on Liens                            30
Section 10.4.    Sales of Asset                                32
Section 10.5.    Merger and Consolidation                        33
Section 10.6.    Line of Business                            34
Section 10.7.    Transactions with Affiliates                        34

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Section 10.8.    Terrorism Sanctions Regulations                    34

SECTION 11.    EVENTS OF DEFAULT                            35

SECTION 12.    REMEDIES ON DEFAULT, ETC                        37
Section 12.1.    Acceleration                                37
Section 12.2.    Other Remedies                            38
Section 12.3.    Rescission                                38
Section 12.4.    No Waivers or Election of Remedies, Expenses, Etc            39

SECTION 13.    REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES        39
Section 13.1.    Registration of Notes                            39
Section 13.2.    Transfer and Exchange of Notes                    39
Section 13.3.    Replacement of Notes                            40

SECTION 14.    PAYMENTS ON NOTES                            41
Section 14.1.    Place of Payment                            41
Section 14.2.    Home Office Payment                            41

SECTION 15.    EXPENSES, ETC                                41
Section 15.1.    Transaction Expenses                            42
Section 15.2.    Survival                                42

SECTION 16.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT                                        42

SECTION 17.    AMENDMENT AND WAIVER                        42
Section 17.1.    Requirements                                42
Section 17.2.    Solicitation of Holders of Notes                    43
Section 17.3.    Binding Effect, Etc                            43
Section 17.4.    Notes Held by Company, Etc                        44

SECTION 18.    NOTICES                                    44

SECTION 19.    REPRODUCTION OF DOCUMENTS                    44

SECTION 20.    CONFIDENTIAL INFORMATION                        45

SECTION 21.    SUBSTITUTION OF PURCHASER                        46

SECTION 22.    MISCELLANEOUS                                47
Section 22.1.    Successors and Assigns                        47
Section 22.2.    Payments Due on Non-Business Days                47
Section 22.3.    Accounting Terms                            47
Section 22.4.    Severability                                47

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Section 22.5.    Construction                                48
Section 22.6.    Counterparts                                48
Section 22.7.    Governing Law                            48
Section 22.8.    Jurisdiction and Process; Waiver of Jury Trial            48

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SCHEDULE A    —    Information Relating to Purchasers

SCHEDULE B    —    Defined Terms

SCHEDULE 4.9    —    Changes in Corporate Structure

SCHEDULE 5.4	— Subsidiaries of the Company, Ownership of Subsidiary Stock, Investments, Affiliates, Directors and Officers

SCHEDULE 5.5    —    Financial Statements

SCHEDULE 5.11    —    Licenses, Permits, Etc.

SCHEDULE 5.15    —    Existing Debt

SCHEDULE 10.3    —    Existing Liens

EXHIBIT 1(a)	— Form of 2.89% Senior Notes, Series A, due October 1, 2021

EXHIBIT 1(b)	— Form of 3.18% Senior Notes, Series B, due October 1, 2023

EXHIBIT 2.2    —    Form of Subsidiary Guaranty

EXHIBIT 4.4(a)    —    Form of Opinion of Special Counsel to the Company

EXHIBIT 4.4(b)    —    Form of Opinion of Special Counsel to the Purchasers

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STERICYCLE, INC.
28161 NORTH KEITH DRIVE
LAKE FOREST, ILLINOIS 60045
$150,000,000 2.89% SENIOR NOTES,
SERIES A, DUE OCTOBER 1, 2021
$150,000,000 3.18% SENIOR NOTES,
SERIES B, DUE OCTOBER 1, 2023
Dated as of
October 1, 2015
TO THE PURCHASERS LISTED IN
THE ATTACHED SCHEDULE A:
Ladies and Gentlemen:
STERICYCLE, INC., a Delaware corporation (the “Company”), agrees with the Purchasers listed in the attached Schedule A (the “Purchasers”) to this Note Purchase Agreement (this “Agreement”) as follows:

SECTION 1.	AUTHORIZATION OF NOTES.
Section 1.1.    Description of Notes. The Company will authorize the issue and sale of (a) $150,000,000 aggregate principal amount of its 2.89% Senior Notes, Series A, due October 1, 2021 (the “Series A Notes”) and (b) $150,000,000 aggregate principal amount of its 3.18% Senior Notes, Series B, due October 1, 2023 (the “Series B Notes” and together with the Series A Notes, individually a “Note” and collectively, the “Notes”). The term “Notes” shall also include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement. The Notes shall be substantially in the forms set out in Exhibit 1(a) and Exhibit 1(b), respectively, with such changes therefrom, if any, as may be approved by each Purchaser and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.
Section 1.2.    Interest Rate. The Notes shall bear interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal thereof from the date of issuance at their respective stated rates of interest payable semiannually in arrears on the first (1st) day of April and October in each year and at maturity commencing on April 1, 2016, until such principal sum shall

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have become due and payable (whether at maturity, upon notice of prepayment or otherwise) and interest (so computed) on any overdue principal, interest or Make-Whole Amount from the due date thereof (whether by acceleration or otherwise) and, during the continuance of an Event of Default, on the unpaid balance hereof, at the applicable Default Rate until paid.

SECTION 2.	SALE AND PURCHASE OF NOTES.
Section 2.1.    Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, the Notes of the respective Series and in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The obligations of each Purchaser hereunder are several and not joint obligations, and each Purchaser shall have no obligation and no liability to any Person for the performance or nonperformance by any other Purchaser hereunder.
Section 2.2.    Subsidiary Guaranty. (a) The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement will be absolutely and unconditionally guaranteed by the Subsidiary Guarantors pursuant to the Subsidiary Guaranty Agreement dated as of October 1, 2015, which shall be substantially in the form of Exhibit 2.2 attached hereto, and otherwise in accordance with the provisions of Section 9.7 hereof (the “Subsidiary Guaranty”).
(b)    If the Company sells, leases or otherwise disposes of all or substantially all of the assets or capital stock of any Subsidiary Guarantor to any Person (other than an Affiliate), the holders of the Notes agree to discharge and release such Subsidiary Guarantor from the Subsidiary Guaranty upon the written request of the Company, provided that at the time of such release and discharge, the Company shall deliver a certificate of a Responsible Officer to the holders of the Notes stating that no Default or Event of Default exists or will exist upon such release and discharge.

SECTION 3.	CLOSING.
The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603 at 10:00 a.m. Central time, at a closing (the “Closing”) on October 1, 2015 or on such other Business Day thereafter as may be agreed upon by the Company and the Purchasers. On the date of the Closing, the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note for each Series (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of such Purchaser’s nominee), against delivery by such Purchaser

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to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to Account Number 8765802766, at Bank of America, N.A., Chicago, Illinois, ABA Number 026009593, in the Account Name of “Stericycle, Inc.” If, on the date of the Closing, the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser’s satisfaction, such Purchaser shall, at such Purchaser’s election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4.	CONDITIONS TO CLOSING.
Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:
Section 4.1.    Representations and Warranties.
(a)    Representations and Warranties of the Company. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.
(b)    Representations and Warranties of the Subsidiary Guarantors. The representations and warranties of the Subsidiary Guarantors in the Subsidiary Guaranty shall be correct when made and at the time of the Closing.
Section 4.2.    Performance; No Default. The Company and the Subsidiary Guarantors shall have performed and complied with all agreements and conditions contained in this Agreement and the Subsidiary Guaranty required to be performed or complied with by the Company and the Subsidiary Guarantors prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 hereof had such Section applied since such date.
Section 4.3.    Compliance Certificates.
(a)    Officer’s Certificate of the Company. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1(a), 4.2 and 4.9 have been fulfilled.

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(b)    Secretary’s Certificate of the Company. The Company shall have delivered to such Purchaser a certificate, dated the date of the Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.
(c)    Officer’s Certificate of the Subsidiary Guarantors. The Subsidiary Guarantors shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1(b), 4.2 and 4.9 have been fulfilled.
(d)    Secretary’s Certificate of the Subsidiary Guarantors. The Subsidiary Guarantors shall have delivered to such Purchaser a certificate, dated the date of the Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Subsidiary Guaranty.
Section 4.4.    Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Johnson and Colmar, special counsel for the Company and the Subsidiary Guarantors, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company and the Subsidiary Guarantors hereby instruct counsel to deliver such opinion to the Purchasers), and (b) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.
Section 4.5.    Purchase Permitted By Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.
Section 4.6.    Sale of Other Notes. Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.

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Section 4.7.    Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the date of the Closing, the reasonable fees, reasonable charges and reasonable disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the date of the Closing.
Section 4.8.    Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each Series of the Notes.
Section 4.9.    Changes in Corporate Structure. Neither the Company nor any Subsidiary Guarantor shall have changed its jurisdiction of organization or, except as reflected in Schedule 4.9, been a party to any merger or consolidation, or shall have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.
Section 4.10.    Subsidiary Guaranty. The Subsidiary Guaranty shall have been duly authorized, executed and delivered by the Subsidiary Guarantors, shall constitute the legal, valid and binding and enforceable contract and agreement of the Subsidiary Guarantors and such Purchaser shall have received a true, correct and complete copy thereof.
Section 4.11.    Consents and Approvals. The Company shall have obtained any consents or approvals required to be obtained from any holder or holders of any outstanding security of the Company and any amendments of agreements pursuant to which any security may have been issued which shall be necessary to permit the consummation of the transactions contemplated by this Agreement.
Section 4.12.    Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number, (iii) the account name and number into which the purchase price for the Notes is to be deposited and (iv) the name and telephone number of the account representative responsible for verifying receipt of such funds.
Section 4.13.    Equity Issuance    . The Company shall provide evidence reasonably satisfactory to such Purchaser that the Company has received at least $400,000,000 in net cash proceeds from an Equity Issuance after August 31, 2015 and prior to the date of Closing.
Section 4.14.    Proceedings and Documents. All corporate and other organizational proceedings in connection with the transactions contemplated by this Agreement and all documents

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and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.
SECTION 5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
The Company represents and warrants to each Purchaser that:
Section 5.1.    Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.
Section 5.2.    Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 5.3.    Disclosure. The Company, through its agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, has delivered to each Purchaser a copy of a Private Placement Memorandum, dated September 2015 (the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum, the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5 (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which

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they were made; provided that with respect to forward‑looking information including projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. Except as disclosed in the Disclosure Documents, since December 31, 2014, there has been no change in the financial condition, operations, business or properties of the Company or any of its Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.
Section 5.4.    Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, and all other Investments of the Company and its Subsidiaries, (ii) of the Company’s Affiliates, other than Subsidiaries, and (iii) of the Company’s directors and senior officers.
(b)    All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).
(c)    Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.
(d)    No Subsidiary is a party to, or otherwise subject to, any legal, regulatory, contractual or other restriction (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

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Section 5.5.    Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.
Section 5.6.    Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary, or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.
Section 5.7.    Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes, other than a customary 8‑K filing of this Agreement after its execution.
Section 5.8.    Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
(b)    Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws, the USA PATRIOT Act or

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any of the other laws and regulations that are referred to in Section 5.16), which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
Section 5.9.    Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed by them in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment applicable to it or its Subsidiaries that would reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of federal, state or other taxes for all fiscal periods are adequate. The federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2010.
Section 5.10.    Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties which the Company and its Subsidiaries own or purport to own that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.
Section 5.11.    Licenses, Permits, Etc. Except as disclosed in Schedule 5.11,
(a)    the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;
(b)    to the best knowledge of the Company, no product of the Company or any of its Subsidiaries infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person; and

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(c)    to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.
Section 5.12.    Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.
(b)    Neither the Company nor any ERISA Affiliate maintains or has maintained a Plan that is or was subject to the “minimum funding standards” under section 302 of ERISA or that is or was subject to Title IV of ERISA.
(c)    The Company and its ERISA Affiliates have not incurred any withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.
(d)    The expected post-retirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715‑60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.
(e)    The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax would be imposed pursuant to Section 4975(c)(1)(A)‑(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of each Purchaser’s representation in Section 6.3 as to

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the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.
Section 5.13.    Private Offering by the Company. Neither the Company nor anyone acting on the Company’s behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than forty-five (45) other Institutional Investors, each of which has been offered the Notes in connection with a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.
Section 5.14.    Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes to refinance existing Debt and for general corporate purposes of the Company. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.
Section 5.15.    Existing Debt; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Subsidiaries as of June 30, 2015 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary, and no event or condition exists with respect to any Debt of the Company or any Subsidiary, that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
(b)    Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or

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otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.3.
(c)    Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company, except as specifically indicated in Schedule 5.15.
Section 5.16.    Foreign Assets Control Regulations, Etc. (a) Neither the Company nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”), (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program or (iii) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act (“CISADA”) or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii) or clause (iii), a “Blocked Person”). Neither the Company nor any Controlled Entity has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.
(b)    No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, or (ii) otherwise in violation of U.S. Economic Sanctions.
(c)    Neither the Company nor any Controlled Entity (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist‑related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti‑Money Laundering Laws”)

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or any U.S. Economic Sanctions violations, (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any Governmental Authority for possible violation of Anti‑Money Laundering Laws or any U.S. Economic Sanctions violations, (iii) has been assessed civil penalties under any Anti‑Money Laundering Laws or any U.S. Economic Sanctions, or (iv) has had any of its funds seized or forfeited in an action under any Anti‑Money Laundering Laws. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti‑Money Laundering Laws and U.S. Economic Sanctions..
(d)    (1) Neither the Company nor any Controlled Entity (i) has been charged with, or convicted of bribery or any other anti‑corruption related activity under any applicable law or regulation in a U.S. or any non‑U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti‑Corruption Laws”), (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any U.S. or non‑U.S. Governmental Authority for possible violation of Anti‑Corruption Laws, (iii) has been assessed civil or criminal penalties under any Anti‑Corruption Laws or (iv) has been or is the target of sanctions imposed by the United Nations or the European Union;
(2)    To the Company’s actual knowledge after making due inquiry, neither the Company nor any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (i) influencing any act, decision or failure to act by such Governmental Official in his or her official capacity or such commercial counterparty, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage in violation of any applicable law or regulation or which would cause any holder to be in violation of any law or regulation applicable to such holder; and
(3)    No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti‑Corruption Laws.

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Section 5.17.    Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.
Section 5.18.    Environmental Matters. (a) Neither the Company nor any Subsidiary has knowledge of any liability or has received any notice of any liability, and no proceeding has been instituted raising any liability against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them, or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.
(b)    Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any liability, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.
(c)    Neither the Company nor any of its Subsidiaries has (i) stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or (ii) disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each instance in either case in any manner that would reasonably be expected to result in a Material Adverse Effect.
(d)    Neither the Company nor any Subsidiary has disposed of any Hazardous Materials in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(e)    All buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply would not reasonably be expected to result in a Material Adverse Effect.
Section 5.19.    Notes Rank Pari Passu. The obligations of the Company under this Agreement and the Notes rank pari passu in right of payment with all other senior unsecured Debt (actual or contingent) of the Company, including, without limitation, all senior unsecured Debt of the Company described in Schedule 5.15 hereto.

SECTION 6.	REPRESENTATIONS OF THE PURCHASERS .
Section 6.1.    Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by it or

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for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or such pension or trust funds’ property shall at all times be within such Purchaser’s or such pension or trust funds’ control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.
Section 6.2.    Accredited Investor. Each Purchaser represents that it is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also “accredited investors”). Each Purchaser further represents that such Purchaser has had the opportunity to ask questions of the Company and received answers concerning the terms and conditions of the sale of the Notes.
Section 6.3.    Source of Funds    . Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:
(a)    the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or
(b)    the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

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(c)    the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
(d)    the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or
(e)    the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or
(f)    the Source is a governmental plan; or

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(g)    the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or
(h)    the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.
As used in this Section 6.3, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7.	INFORMATION AS TO COMPANY.
Section 7.1.    Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:
(a)    Quarterly Statements — within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year),
(i)    a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and
(ii)    consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that filing with the Securities and Exchange Commission within the time period specified above the Company’s Quarterly Report on Form 10‑Q prepared in compliance with the requirements therefor shall be deemed to satisfy the requirements of this Section 7.1(a);
(b)    Annual Statements — within 105 days after the end of each fiscal year of the Company,

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(i)    a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and
(ii)    consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that filing with the Securities and Exchange Commission within the time period specified above of the Company’s Annual Report on Form 10‑K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a‑3 under the Exchange Act) prepared in accordance with the requirements therefor shall be deemed to satisfy the requirements of this Section 7.1(b);
(c)    SEC and Other Reports — except for filings referred to in Section 7.1(a) and (b) above, promptly upon their becoming available and, to the extent applicable, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission, if any and (iii) all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;
(d)    Notice of Default or Event of Default — promptly, and in any event within five Business Days after a Responsible Officer becomes aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

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(e)    ERISA Matters — promptly, and in any event within five Business Days after a Responsible Officer becomes aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:
(i)    with respect to any Plan, any reportable event, as defined in Section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date thereof; or
(ii)    the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or
(iii)    any event, transaction or condition that would result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the imposition of a penalty or excise tax under the provisions of the Code relating to employee benefit plans, or the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;
(f)    Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that would reasonably be expected to have a Material Adverse Effect; and
(g)    Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes or such information regarding the Company required to satisfy the requirements of 17 C.F.R. §230.144A, as amended from time to time, in connection with any contemplated transfer of the Notes.

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Section 7.2.    Officer’s Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:
(a)    Covenant Compliance — the information required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through Section 10.3 hereof, inclusive, and Section 10.4 during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence). In the event that the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.3) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election; and
(b)    Event of Default — a statement that such officer has reviewed the relevant terms hereof and that such review shall not have disclosed the existence during the quarterly or annual period covered by the statements then being furnished of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.
Section 7.3.    Visitation. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:
(a)    No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and
(b)    Default — if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other

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papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

SECTION 8.	PAYMENT OF THE NOTES .
Section 8.1.    Required Prepayments. (a) The entire unpaid principal amount of the Series A Notes shall become due and payable on October 1, 2021.
(b)    The entire unpaid principal amount of the Series B Notes shall become due and payable on October 1, 2023.
Section 8.2.    Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the original aggregate principal amount of the Notes to be prepaid in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make‑Whole Amount, if any, determined for the prepayment date with respect to such principal amount of each Note then outstanding to be prepaid. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes to be prepaid a certificate of a Senior Financial Officer specifying the calculation of each such Make‑Whole Amount as of the specified prepayment date.
Section 8.3.    Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to the provisions of Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

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Section 8.4.    Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make‑Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make‑Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.
Section 8.5.    Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to a written offer to purchase any outstanding Notes made by the Company or an Affiliate pro rata to the holders of the Notes upon the same terms and conditions. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.
Section 8.6.    Make‑Whole Amount. The term “Make‑Whole Amount” means with respect to a Note of any Series an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note, minus the amount of such Called Principal, provided that the Make‑Whole Amount may in no event be less than zero. For the purposes of determining the Make‑Whole Amount, the following terms have the following meanings with respect to the Called Principal of a Note of any Series:
“Called Principal” means, the principal of any Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
“Discounted Value” means, the amount obtained by discounting all Remaining Scheduled Payments from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Note of such Series is payable) equal to the Reinvestment Yield.
“Reinvestment Yield” means, .50% over the yield to maturity implied by the yield(s) reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page

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PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on‑the‑run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on‑the‑run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, .50% over the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
“Remaining Average Life” means, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment by (b) the number of years, computed on the basis of a 360 day year composed of twelve 30 day months (calculated to two decimal places) that will elapse between the Settlement Date and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” means, all payments of such Called Principal and interest thereon that would be due after the Settlement Date if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date

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is not a date on which interest payments are due to be made under the terms of the Notes of such Series, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.
“Settlement Date” means, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
Section 8.7.    Change in Control. (a) Notice of Change in Control or Control Event. The Company will, within 15 Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of the Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to subparagraph (b) of this Section 8.7. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay the Notes as described in subparagraph (c) of this Section 8.7 and shall be accompanied by the certificate described in subparagraph (g) of this Section 8.7.
(b)    Condition to Company Action. The Company will not take any action that consummates or finalizes a Change in Control unless (i) at least 15 Business Days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in subparagraph (c) of this Section 8.7, accompanied by the certificate described in subparagraph (g) of this Section 8.7, and (ii) contemporaneously with such action, it prepays all Notes required to be prepaid in accordance with this Section 8.7.
(c)    Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraphs (a) and (b) of this Section 8.7 shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, the Notes of a Series held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”). If such Proposed Prepayment Date is in connection with an offer contemplated by subparagraph (a) of this Section 8.7, such date shall be not less than 20 days and not more than 30 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 20th day after the date of such offer). For the avoidance of doubt, a holder of Notes may accept a prepayment offer contemplated by this Section 8.7 with respect to one Series of Notes and reject such prepayment offer with respect to the other Series of Notes.

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(d)    Acceptance; Rejection. A holder of the Notes may accept the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance to be delivered to the Company at least 5 Business Days prior to the Proposed Prepayment Date. A failure by a holder of the Notes to respond to an offer to prepay made pursuant to this Section 8.7 shall be deemed to constitute a rejection of such offer by such holder.
(e)    Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment. The prepayment shall be made on the Proposed Prepayment Date except as provided in subparagraph (f) of this Section 8.7.
(f)    Deferral Pending Change in Control. The obligation of the Company to prepay Notes pursuant to the offers required by subparagraph (b) and accepted in accordance with subparagraph (d) of this Section 8.7 is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control does not occur on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until and shall be made on the date on which such Change in Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.7 in respect of such Change in Control shall be deemed rescinded).
(g)    Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.7; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.7 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.
(h)    “Change in Control” Defined. “Change in Control” means any of the following events or circumstances:
if any Person or Persons acting in concert, together with Affiliates thereof, shall in the aggregate, directly or indirectly, control or own (beneficially or otherwise) more than 50% (by number of shares) of the issued and outstanding voting stock of the Company.

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(i)    “Control Event” Defined. “Control Event” means:
(i)    the execution by the Company or any of its Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control,
(ii)    the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control, or
(iii)    the making of any written offer by any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date of the Closing) to the holders of the common stock of the Company, which offer, if accepted by the requisite number of holders, would result in a Change in Control.

SECTION 9.	AFFIRMATIVE COVENANTS.
The Company covenants that so long as any of the Notes are outstanding:
Section 9.1.    Compliance with Law. Without limiting Section 10.7, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 9.2.    Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations

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engaged in the same or a similar business and similarly situated except for any non-maintenance that would not reasonably be expected to have a Material Adverse Effect.
Section 9.3.    Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 9.4.    Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed by any of them in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary not permitted by Section 10.3, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the non-filing or nonpayment, as the case may be, of all such taxes and assessments in the aggregate would not reasonably be expected to have a Material Adverse Effect.
Section 9.5.    Existence, Etc. Subject to Sections 10.4 and 10.5, the Company will at all times preserve and keep in full force and effect its existence, and will at all times preserve and keep in full force and effect the existence of each of its Subsidiaries (unless merged into the Company or a Wholly‑Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such existence, right or franchise would not, individually or in the aggregate, to have a Material Adverse Effect.
Section 9.6.    Notes to Rank Pari Passu. The Notes and all other obligations under this Agreement of the Company are and at all times shall remain direct and (subject to Section 10.3) unsecured obligations of the Company ranking pari passu as against the assets of the Company with all other Notes from time to time issued and outstanding hereunder without any preference

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among themselves and pari passu with all Debt outstanding under the Bank Credit Agreement and all other present and future unsecured Debt (actual or contingent) of the Company which is not expressed to be subordinate or junior in rank to any other unsecured Debt of the Company.
Section 9.7.    Additional Subsidiary Guarantors. (a) The Company will cause (i) each Material Subsidiary and (ii) any other Subsidiary which is required by the terms of the Bank Credit Agreement to become a party to, or otherwise guarantee, Debt in respect of the Bank Credit Agreement (other than, in each case of clauses (i) and (ii), any Excluded Subsidiary; provided, that no Subsidiary (other than those Subsidiaries described in clauses (a), (b) or (c) of the definition of “Excluded Subsidiary”) shall issue, Guarantee or incur any debt under the Bank Credit Agreement or any SIT Acquisition Debt unless such Subsidiary is also a Subsidiary Guarantor), to enter into the Subsidiary Guaranty and deliver to each of the holders of the Notes the following items (concurrently with the incurrence of any such obligation pursuant to the Bank Credit Agreement):
(1)    a joinder agreement in respect of the Subsidiary Guaranty;
(2)    a certificate signed by an authorized Responsible Officer of the Company making representations and warranties to the effect of those contained in Sections 5.4, 5.6 and 5.7, with respect to such Subsidiary and the Subsidiary Guaranty, as applicable; and
(3)    an opinion of counsel (who may be in-house counsel for the Company) addressed to each of the holders of the Notes satisfactory to the Required Holders, to the effect that the Subsidiary Guaranty by such Person has been duly authorized, executed and delivered and that the Subsidiary Guaranty constitutes the legal, valid and binding contract and agreement of such Person enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, fraudulent conveyance and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.
(b)    If at any time a Subsidiary Guarantor is or becomes an Excluded Subsidiary, the holders of the Notes agree to discharge and release such Subsidiary Guarantor from the Subsidiary Guaranty upon the written request of the Company, provided, that at the time of such release and discharge, the Company shall deliver a certificate of a Responsible Officer to the holders of the Notes stating that no Default or Event of Default exists or will exist upon such release and discharge, and the release shall be effective automatically and each holder of Notes shall promptly execute and deliver, at the sole cost and expense of the Company, such documents as the Company may reasonably request to evidence such release.

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Section 9.8.    Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.
Section 9.9.    Increased Interest Rate. (a) If at any time during the Initial Period the Consolidated Leverage Ratio exceeds 3.75 to 1.00 but is at or below 4.00 to 1.00 (a “Primary Event Leverage Increase”), the per annum interest rate (including any Default Rate, if applicable) otherwise applicable to each series of the Notes as specified in the first paragraph thereof shall be increased by 25 basis points (.25%) (the “Primary Increased Interest Rate”) from the date of such Primary Event Leverage Increase to but not including the date that the Consolidated Leverage Ratio is 3.75 to 1.00 or less. The Company shall promptly, and in any event within 10 Business Days, following a Primary Event Leverage Increase notify the holders of the Notes in writing that a Primary Event Leverage Increase has commenced and the date of such commencement.
(b)    If a Primary Event Leverage Increase shall have occurred, the Company shall notify the holders of the Notes in writing if on any date thereafter the Consolidated Leverage Ratio has been less than 3.75 to 1.00 and such notice shall be accompanied by a certificate of a Senior Financial Officer setting forth the information used in making such determination.
Section 9.10.    Note Rating. The Company will, at any time during which (a) the Company’s rating is A- or better by S&P or the equivalent rating by any other Rating Agency, (b) the Notes do not then have a private letter rating from a Rating Agency and (c) the Securities Valuation Office of the National Association of Insurance Commissioners does not currently rate the Notes “1”, at the request of the Required Holders, obtain a private letter rating with respect to the Notes from one Rating Agency requested by the Required Holders.

SECTION 10.	NEGATIVE COVENANTS.
The Company covenants that so long as any of the Notes are outstanding:
Section 10.1.    Consolidated Leverage Ratio; Priority Debt. (a) The Company will not permit the Consolidated Leverage Ratio to exceed (i) at any time from October 1, 2015 until the earlier to occur of (A) the SIT Acquisition Termination Date and (B) the last day of the first fiscal quarter of the Company ending on or after the first anniversary date of the consummation of the SIT Acquisition (the “Initial Period”), 4.00 to 1.00, and (ii) at any time thereafter, 3.75 to 1.00.
(b)    The Company will not at any time permit Priority Debt to exceed 20% of Consolidated Total Assets.

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Section 10.2.    Interest Coverage Ratio    . The Company will not permit the ratio of Consolidated EBITDA to Consolidated Interest Charges for each period of four consecutive fiscal quarters (calculated as at the end of each fiscal quarter for the four consecutive fiscal quarters then ended) to be less than 3.00 to 1.00.
Section 10.3.    Limitation on Liens.     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits (unless it makes, or causes to be made, effective provision whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured, such security to be pursuant to an agreement reasonably satisfactory to the Required Holders and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property), except:
(a)    (i) Liens for taxes, assessments or other governmental charges that are not yet due and payable or the payment of which is not at the time required by Section 9.4 and (ii) any Lien effected or arising in the ordinary course of business, the principal effect of which is to allow the setting off or netting of obligations under any non‑speculative hedging arrangements or interest rate swap arrangements or which otherwise arise from time to time in connection with the relevant party’s participation in any clearing system and/or the netting of debit and credit balances in the ordinary course of banking arrangements;
(b)    any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;
(c)    Liens incidental to the conduct of business or the ownership of properties and assets (including landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s and other similar Liens for sums not yet due and payable) and Liens to secure the performance of bids, tenders, leases, or trade contracts, or to secure statutory obligations (including obligations under workers compensation, unemployment insurance and other social security legislation), surety or appeal bonds or other Liens incurred in the ordinary course of business and not in connection with the borrowing of money;

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(d)    leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to the ownership of property or assets or the ordinary conduct of the business of the Company or any of its Subsidiaries, or Liens incidental to minor survey exceptions and the like, provided that such Liens do not, in the aggregate, materially detract from the value of such property;
(e)    Liens securing Debt of a Subsidiary to the Company or to a Wholly Owned Subsidiary;
(f)    Liens existing as of the date of the Closing and reflected in Schedule 10.3;
(g)    Liens incurred after the date of the Closing given to secure the payment of the purchase price incurred in connection with the acquisition, construction or improvement of property (other than accounts receivable or inventory) useful and intended to be used in carrying on the business of the Company or a Subsidiary, including Liens existing on such property at the time of acquisition or construction thereof or Liens incurred within 365 days of such acquisition or completion of such construction or improvement, provided that (i) the Lien shall attach solely to the property acquired, purchased, constructed or improved; (ii) at the time of acquisition, construction or improvement of such property (or, in the case of any Lien incurred within 365 days of such acquisition or completion of such construction or improvement, at the time of the incurrence of the Debt secured by such Lien), the aggregate amount remaining unpaid on all Debt secured by Liens on such property, whether or not assumed by the Company or a Subsidiary, shall not exceed the lesser of (y) the cost of such acquisition, construction or improvement or (z) the Fair Market Value of such property (as determined in good faith by one or more officers of the Company to whom authority to enter into the transaction has been delegated by the board of directors of the Company); and (iii) at the time of such incurrence and after giving effect thereto, no Default or Event of Default would exist;
(h)    any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by the Company or any Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person’s becoming a Subsidiary or such acquisition of property, (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired

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property, and (iii) at the time of such incurrence and after giving effect thereto, no Default or Event of Default would exist;
(i)    any extensions, renewals or replacements of any Lien permitted by the preceding subparagraphs (f), (g) and (h) of this Section 10.3, provided that (i) no additional property shall be encumbered by such Liens, (ii) the unpaid principal amount of the Debt or other obligations secured thereby shall not be increased on or after the date of any extension, renewal or replacement, and (iii) at such time and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and
(j)    Liens securing Debt of the Company or any Subsidiary, excluding Debt otherwise described in clauses (a) - (i) of this Section 10.3, not to exceed the greater of $50,000,000 or 10% of Consolidated Net Worth, determined as of the end of the then most recently ended fiscal quarter of the Company, provided that no Lien pursuant to this Section 10.3(j) shall secure the Bank Credit Agreement or related Guaranties unless the Notes are also secured equally and ratably pursuant to an agreement reasonably satisfactory to the Required Holders.
Section 10.4.    Sales of Assets. The Company will not, and will not permit any Subsidiary to, sell, lease or otherwise dispose of any substantial part (as defined below) of the assets of the Company and its Subsidiaries; provided, however, that the Company or any Subsidiary may sell, lease or otherwise dispose of assets constituting a substantial part of the assets of the Company and its Subsidiaries if such assets are sold in an arms length transaction and, at such time and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and an amount equal to the net proceeds received from such sale, lease or other disposition (but only with respect to that portion of such assets that exceeds the definition of “substantial part” set forth below) shall be used within 365 days of such sale, lease or disposition, in any combination:
(1)    to acquire productive assets used or useful in carrying on the business of the Company and its Subsidiaries and having a value at least equal to the value of such assets sold, leased or otherwise disposed of; and/or
(2)    to prepay or retire Senior Debt of the Company and/or its Subsidiaries, provided that, to the extent any such proceeds are used to prepay the outstanding principal amount of the Notes, such prepayment shall be made in accordance with the terms of Section 8.2;
provided further, that neither clause (1) nor clause (2) of this Section 10.4 shall be used to permit the transfer of assets from the Company to any Subsidiary.

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As used in this Section 10.4, a sale, lease or other disposition of assets shall be deemed to be a “substantial part” of the assets of the Company and its Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Subsidiaries during the period of 12 consecutive months ending on the date of such sale, lease or other disposition, exceeds 10% of the book value of Consolidated Total Assets, determined as of the end of the fiscal quarter immediately preceding such sale, lease or other disposition; provided that there shall be excluded from any determination of a “substantial part” any (i) sale or disposition of assets in the ordinary course of business of the Company and its Subsidiaries, (ii) any transfer of assets from (x) the Company to any Subsidiary Guarantor or (y) any Subsidiary to the Company or a Wholly Owned Subsidiary of the Company; provided that any transfer of assets from any Subsidiary Guarantor must be to the Company or another Subsidiary Guarantor and (iii) any sale or transfer of property acquired by the Company or any Subsidiary after the date of this Agreement to any Person within 365 days following the acquisition or construction of such property by the Company or any Subsidiary if the Company or a Subsidiary shall concurrently with such sale or transfer, lease such property, as lessee.
Section 10.5.    Merger and Consolidation. The Company will not, and will not permit any of its Subsidiaries to, consolidate with or merge with any other Person or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person; provided that:
(1)    any Subsidiary of the Company may (x) consolidate with or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, (i) the Company or a Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation or (ii) any other Person so long as the survivor is the Subsidiary, or (y) convey, transfer or lease all of its assets in compliance with the provisions of Section 10.4; and
(2)    the foregoing restriction does not apply to the consolidation or merger of the Company with, or the conveyance, transfer or lease of substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as:
(a)    the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be (the “Successor Corporation”), shall be a solvent entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

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(b)    if the Company is not the Successor Corporation, such Successor Corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders), and the Successor Corporation shall have caused to be delivered to each holder of Notes (A) an opinion of nationally recognized independent counsel, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and (B) an acknowledgment from each Subsidiary Guarantor that the Subsidiary Guaranty continues in full force and effect; and
(c)    immediately after giving effect to such transaction no Default or Event of Default would exist (or would have existed on the last day of the fiscal quarter immediately preceding such consolidation or merger and after giving effect thereto).
Section 10.6.    Line of Business    . The Company will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.
Section 10.7.    Transactions with Affiliates. The Company will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and upon fair and reasonable terms that are not materially less favorable to the Company or such Subsidiary, taken as a whole, than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.
Section 10.8.    Terrorism Sanctions Regulations. The Company will not and will not permit any Controlled Entity (a) to become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or any Person that is the target of sanctions imposed by the United Nations or by the European Union, or (b) directly or indirectly to have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder to be in violation of any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions, or (c) to engage, nor shall any Affiliate of either engage, in any activity that could subject such Person or

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any holder to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions.

SECTION 11.	EVENTS OF DEFAULT.
An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:
(a)    the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or
(b)    the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or
(c)    the Company defaults in the performance of or compliance with any term contained in Section 10 or any Subsidiary Guarantor defaults in the performance of or compliance with any term of the Subsidiary Guaranty beyond any period of grace or cure period provided with respect thereto; or
(d)    the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default or (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (d) of Section 11); or
(e)    the Subsidiary Guaranty ceases to be a legally valid, binding and enforceable obligation or contract of the Subsidiary Guarantors (other than upon a release of any Subsidiary Guarantor from the Subsidiary Guaranty in accordance with the terms of Section 2.2(b) hereof), or any Subsidiary Guarantor or any party by, through or on account of any such Person, challenges the validity, binding nature or enforceability of the Subsidiary Guaranty; or
(f)    any representation or warranty made in writing by or on behalf of the Company or the Subsidiary Guarantors in this Agreement or the Subsidiary Guaranty or by any officer of the Company or any Subsidiary Guarantor in any writing furnished in connection with the transactions contemplated hereby or by the Subsidiary Guaranty proves to have been false or incorrect in any material respect on the date as of which made; or

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(g)    (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest (in the payment amount of at least $100,000) on any Debt other than the Notes that is outstanding in an aggregate principal amount of at least $75,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any instrument, mortgage, indenture or other agreement relating to any Debt other than the Notes in an aggregate principal amount of at least $75,000,000 or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared, due and payable or one or more Persons has the right to declare such Debt to be due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Debt other than the Notes before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $75,000,000 or (y) one or more Persons have the right to require the Company or any Subsidiary to purchase or repay such Debt; or
(h)    the Company, any Material Subsidiary or any Subsidiary Guarantor (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or
(i)    a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company, any of its Material Subsidiaries or any Subsidiary Guarantor, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, any of its Material Subsidiaries or any Subsidiary Guarantor, or any such petition shall be filed against the Company, any of its Material Subsidiaries or any Subsidiary Guarantor and such petition shall not be dismissed within 60 days; or

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(j)    a final judgment or judgments at any one time outstanding for the payment of money aggregating in excess of $75,000,000 are rendered against one or more of the Company, its Subsidiaries or any Subsidiary Guarantor and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or
(k)    if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under Section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $25,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that could increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.
As used in Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12.	REMEDIES ON DEFAULT, ETC .
Section 12.1.    Acceleration. (a) If an Event of Default with respect to the Company described in paragraph (h) or (i) of Section 11 (other than an Event of Default described in clause (i) of paragraph (h) or described in clause (vi) of paragraph (h) by virtue of the fact that such clause encompasses clause (i) of paragraph (h)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.
(b)    If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in aggregate principal amount of the Notes at the time outstanding may at any time

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at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.
(c)    If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing with respect to any Notes, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by such holder or holders to be immediately due and payable.
Upon any Note’s becoming due and payable under this Section 12.1 or whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (i) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (ii) the Make-Whole Amount, if any, determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount, if any, by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.
Section 12.2.    Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.
Section 12.3.    Rescission. At any time after the Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 51% in aggregate principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason

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of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to any Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.
Section 12.4.    No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES .
Section 13.1.    Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.
Section 13.2.    Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as

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provided below), one or more new Notes (as requested by the holder thereof) of the same Series in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of the Note of such Series originally issued hereunder. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a Series, one Note of such Series may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.3, provided, that in lieu thereof such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by any holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA.
The Notes have not been registered under the Securities Act or under the securities laws of any state and may not be transferred or resold unless registered under the Securities Act and all applicable state securities laws or unless an exemption from the requirement for such registration is available.
Section 13.3.    Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and
(a)    in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or
(b)    in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver not more than five Business Days following satisfaction of such conditions, in lieu thereof, a new Note of the same Series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or

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mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.	PAYMENTS ON NOTES.
Section 14.1.    Place of Payment. Subject to Section 14.2, payments of principal, Make‑Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Banc of America, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.
Section 14.2.    Home Office Payment. So long as any Purchaser or such Purchaser’s nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose for such Purchaser on Schedule A hereto or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by any Purchaser or such Person’s nominee, such Person will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes of the same Series pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note.

SECTION 15.	EXPENSES, ETC.
Section 15.1.    Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel for the Purchasers and, if reasonably required by the Required Holders, local or other counsel) incurred by each Purchaser and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement

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or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note; and (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).
Section 15.2.    Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.
All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any such Note or portion thereof or interest therein and the payment of any Note may be relied upon by any subsequent holder of any such Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder of any such Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.	AMENDMENT AND WAIVER.
Section 17.1.    Requirements. (a) This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (i) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used in any such Section), will be effective as to any holder of Notes unless consented to by such holder of Notes in writing, and (ii) no such amendment or waiver may, without the written consent of all of the holders of Notes at the time outstanding affected thereby, (A) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest (if such change results in a decrease in the interest rate) or of the

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Make-Whole Amount on, the Notes, (B) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (C) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.
Section 17.2.    Solicitation of Holders of Notes    .
(a)    Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.
(b)    Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support is concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.
(c)    Consent in Contemplation of Transfer. Any consent made pursuant to this Section 17 by a holder of Notes that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.
Section 17.3.    Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and

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the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.
Section 17.4.    Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18.	NOTICES.
All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (b) by a recognized overnight delivery service (charges prepaid) or (c) by posting to IntraLinks®, or a similar service reasonably acceptable to the Required Holders, if the sender on the same day sends or causes to be sent notice of such posting by electronic mail. Any such notice must be sent:
(i)    if to any Purchaser or its nominee, to such Purchaser or its nominee at the address or, in the case of clause (c) above, the e‑mail address specified for such communications in Schedule A to this Agreement, or at such other address or e‑mail address as such Purchaser or nominee shall have specified to the Company in writing pursuant to this Section 18;
(ii)    if to any other holder of any Note, to such holder at such address or, in the case of clause (c) above, such e‑mail address as such other holder shall have specified to the Company in writing pursuant to this Section 18; or
(iii)    if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer, with a copy to the General Counsel, or at such other address as the Company shall have specified to the holder of each Note in writing.
Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.	REPRODUCTION OF DOCUMENTS.

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This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.	CONFIDENTIAL INFORMATION.
For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being either confidential information or material non-public information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) such Purchaser’s directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser’s Notes), (ii) such Purchaser’s financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which such Purchaser offers to purchase

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any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, the Subsidiary Guaranty and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.
In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.

SECTION 21.	SUBSTITUTION OF PURCHASER.
Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and

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such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 22.	MISCELLANEOUS.
Section 22.1.    Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.
Section 22.2.    Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.
Section 22.3.    Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including, without limitation, Section 9, Section 10 and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825‑10‑25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.
Section 22.4.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Stericycle, Inc.        Note Purchase Agreement

Section 22.5.    Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.
Section 22.6.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
Section 22.7.    Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
Section 22.8.    Jurisdiction and Process; Waiver of Jury Trial    . (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
(b)    The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder

Stericycle, Inc.        Note Purchase Agreement

shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
(c)    Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
(d)    THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.
* * * * *

Stericycle, Inc.        Note Purchase Agreement

The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

Very truly yours,

STERICYCLE, INC.

By /s/ Daniel V. Ginnetti
Name:     Daniel V. Ginnetti
Title:     Executive Vice President and Chief
Financial Officer

Stericycle, Inc.        Note Purchase Agreement

Accepted as of the date first written above.

METROPOLITAN LIFE INSURANCE COMPANY

GENERAL AMERICAN LIFE INSURANCE COMPANY

by	Metropolitan Life Insurance Company, its Investment Manager

METLIFE INSURANCE COMPANY USA

by	Metropolitan Life Insurance Company, its Investment Manager

By /s/ John Wills
Name: John Wills
Title: Managing Director

ERIE FAMILY LIFE INSURANCE COMPANY

by	MetLife Investment Advisors, LLC, Its Investment Manager

By /s/ John Wills
Name: John Wills
Title: Managing Director

Stericycle, Inc.        Note Purchase Agreement

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By Northwestern Mutual Investment Management Company, LLC, its investment adviser

By /s/ Howard Stern
Name: Howard Stern
Title: Managing Director

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY FOR ITS GROUP ANNUITY SEPARATE ACCOUNT

By /s/ Howard Stern
Name: Howard Stern
Title: Its Authorized Representative

NEW YORK LIFE INSURANCE COMPANY

By /s/ A. Post Howland
Name: A. Post Howland
Title: Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

By:	NYL Investors LLC, its Investment Manager

By /s/ A. Post Howland
Name: A. Post Howland
Title: Vice President

Stericycle, Inc.        Note Purchase Agreement

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 3)

By:	NYL Investors LLC, its Investment Manager

By /s/ A. Post Howland
Name: A. Post Howland
Title: Manging Director

Stericycle, Inc.        Note Purchase Agreement

THE BANK OF NEW YORK MELLON, A BANKING CORPORATION ORGANIZED UNDER THE LAWS OF NEW YORK, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS TRUSTEE UNDER THAT CERTAIN TRUST AGREEMENT DATED AS OF JULY 1ST, 2015 BETWEEN NEW YORK LIFE INSURANCE COMPANY, AS GRANTOR, JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.), AS BENEFICIARY, JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK, AS BENEFICIARY, AND THE BANK OF NEW YORK MELLON, AS TRUSTEE

By:	New York Life Insurance Company, its attorney-in-fact

By /s/ A. Post Howland
Name: A. Post Howland
Title: Managing Director

STATE FARM LIFE INSURANCE COMPANY

By /s/ Julie Hoyer
Name: Julie Hoyer
Title: Senior Investment Officer
– Fixed Income

By /s/ Jeffrey Attwood
Name: Jeffrey Attwood
Title: Investment Officer

Stericycle, Inc.        Note Purchase Agreement

Stericycle, Inc.        Note Purchase Agreement

STATE FARM LIFE AND ACCIDENT ASSURANCE COMPANY

By /s/ Julie Hoyer
Name: Julie Hoyer
Title: Senior Investment Officer
– Fixed Income

By /s/ Jeffrey Attwood
Name: Jeffrey Attwood
Title: Investment Officer

NATIONWIDE LIFE INSURANCE COMPANY

By /s/ Thomas A. Gleason
Name: Thomas A. Gleason
Title: Authorized Signatory

THRIVENT FINANCIAL FOR LUTHERANS

By /s/ Martin Rosacker
Name: Martin Rosacker
Title: Managing Director

PRINCIPAL LIFE INSURANCE COMPANY

By:	Principal Global Investors, LLC
a Delaware limited liability company,
its authorized signatory

Stericycle, Inc.        Note Purchase Agreement

By /s/ James C. Fifield
Name: James C. Fifield
Title: Assistant General Counsel

By /s/ Karen A. Pearston
Name: Karen A. Pearston
Title: Vice President &
Associate General Counsel

STATE OF WISCONSIN INVESTMENT BOARD

By /s/ Christopher Prestigiacomo
Name: Christopher P. Prestigiacomo
Title: Portfolio Manager

AUTO-OWNERS INSURANCE COMPANY

By /s/ Gregg Williams
Name: Gregg Williams
Title: Vice President

By /s/ Brendan White
Name: Brendan White
Title: Managing Director

AUTO-OWNERS LIFE INSURANCE COMPANY

By /s/ Gregg Williams
Name: Gregg Williams
Title: Vice President

Stericycle, Inc.        Note Purchase Agreement

By /s/ Brendan White
Name: Brendan White
Title: Managing Director

AMERICAN UNITED LIFE INSURANCE COMPANY

By /s/ David M. Weisenburger
Name: David M. Weisenburger
Title: VP, Fixed Income Securities

THE STATE LIFE INSURANCE COMPANY
By: American United Life Insurance Company
Its: Agent

By	/s/ David M. Weisenburger
Name: David M. Weisenburger
Title: VP, Fixed Income Securities

AMERITAS LIFE INSURANCE CORP.
AMERITAS LIFE INSURANCE CORP. OF NEW YORK
By: Ameritas Investment Partners Inc., as Agent

By /s/ Tina Udell
Name: Tina Udell
Title: Vice President & Managing Director

Stericycle, Inc.        Note Purchase Agreement

PHL VARIABLE INSURANCE COMPANY

By /s/ Nelson Correa
  Name: Nelson Correa
  Title: Its Duly Authorized Officer

WOODMEN OF THE WORLD LIFE INSURANCE SOCIETY

By /s/ Shawn Bengston
Name: Shawn Bengston
Title: Vice President Investment

By /s/ Dean Holdsworth
Name: Dean Holdsworth
Title: Director Mortgage Loan/RE

HORIZON BLUE CROSS BLUE SHIELD OF NEW JERSEY

By:	Alliance Capital Management, its Investment Advisor

By /s/ Amy Judd
Name: Amy Judd
Title: Senior Vice President

Stericycle, Inc.        Note Purchase Agreement

SOUTHERN FARM BUREAU LIFE INSURANCE COMPANY

By /s/ David Divine
Name: David Divine
Title: Senior Portfolio Manager

STERICYCLE, INC.
28161 NORTH KEITH DRIVE
LAKE FOREST, ILLINOIS 60045

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	Principal Amount and Series of Notes to Be Purchased
	Series A	Series B
METROPOLITAN LIFE INSURANCE COMPANY 1095 Avenue of the Americas New York, New York 10036	$6,100,000	$1,900,000

[balance omitted]

SCHEDULE A
(to Note Purchase Agreement)

Name and Address of Purchaser	Principal Amount and Series of Notes to Be Purchased
	Series A	Series B
METROPOLITAN LIFE INSURANCE COMPANY 1095 Avenue of the Americas New York, New York 10036	$0	$3,400,000

[balance omitted]

Name and Address of Purchaser	Principal Amount and Series of Notes to Be Purchased
	Series A	Series B
METROPOLITAN LIFE INSURANCE COMPANY1095 Avenue of the Americas New York, New York 10036	$0	$700,000

[balance omitted]

Name and Address of Purchaser	Principal Amount and Series of Notes to Be Purchased
	Series A	Series B
GENERAL AMERICAN LIFE INSURANCE COMPANY c/o Metropolitan Life Insurance Company 1095 Avenue of the Americas New York, New York 10036	$0	$3,600,000

[balance omitted]

Name and Address of Purchaser	Principal Amount and Series of Notes to Be Purchased
	Series A	Series B
METLIFE INSURANCE COMPANY USA c/o Metropolitan Life Insurance Company 1095 Avenue of the Americas New York, New York 10036	$30,400,000	$5,400,000

[balance omitted]

Name and Address of Purchaser	Principal Amount and Series of Notes to Be Purchased
	Series A	Series B
ERIE FAMILY LIFE INSURANCE COMPANY 100 Erie Insurance Place Erie, PA 165330	$3,500,000	$0

[balance omitted]

Name and Address of Purchaser	Principal Amount and Series of Notes to Be Purchased
	Series A	Series B
THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY 720 East Wisconsin Avenue Milwaukee, Wisconsin 53202 Attention: Securities Department Email: privateinvest@northwesternmutual.com	$15,000,000	$38,900,000

[balance omitted]

Name and Address of Purchaser	Principal Amount and Series of Notes to Be Purchased
	Series A	Series B
THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY FOR ITS GROUP ANNUITY SEPARATE ACCOUNT 720 East Wisconsin Avenue Milwaukee, Wisconsin 53202 Attention: Securities Department Email: privateinvest@northwesternmutual.com	$0	$1,100,000

[balance omitted]

Name and Address of Purchaser	Principal Amount and Series of Notes to Be Purchased
	Series A	Series B
NEW YORK LIFE INSURANCE COMPANY c/o NYL Investors LLC 51 Madison Avenue 2nd Floor, Room 208 New York, New York 10010-1603 Attention: Private Capital Investors, 2nd Floor Fax Number: (908) 840-3385	$6,800,000	$4,100,000

[balance omitted]

Name and Address of Purchaser	Principal Amount and Series of Notes to Be Purchased
	Series A	Series B
NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION c/o NYL Investors LLC 51 Madison Avenue 2nd Floor, Room 208 New York, New York 10010-1603 Attention: Private Capital Investors, 2nd Floor Fax Number: (908) 840-3385	$27,400,000	$9,400,000

[balance omitted]

Name and Address of Purchaser	Principal Amount and Series of Notes to Be Purchased
	Series A	Series B
NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 3) c/o NYL Investors LLC 51 Madison Avenue 2nd Floor, Room 208 New York, New York 10010-1603 Attention: Private Capital Investors, 2nd Floor Fax Number: (908) 840-3385	$800,000	$0

[balance omitted]

Name and Address of Purchaser	Principal Amount and Series of Notes to Be Purchased
	Series A	Series B
THE BANK OF NEW YORK MELLON, A BANKING CORPORATION ORGANIZED UNDER THE LAWS OF NEW YORK, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS TRUSTEE UNDER THAT CERTAIN TRUST AGREEMENT DATED AS OF JULY 1ST, 2015 BETWEEN NEW YORK LIFE INSURANCE COMPANY, AS GRANTOR, JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.), AS BENEFICIARY, JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK, AS BENEFICIARY, AND THE BANK OF NEW YORK MELLON, AS TRUSTEE c/o NYL Investors LLC 51 Madison Avenue 2nd Floor, Room 208 New York, New York 10010-1603 Attention: Private Capital Investors, 2nd Floor Fax Number: (908) 840-3385	$5,000,000	$1,500,000

[balance omitted]

Name and Address of Purchaser	Principal Amount and Series of Notes to Be Purchased
	Series A	Series B
STATE FARM LIFE INSURANCE COMPANY One State Farm Plaza Bloomington, Illinois 61710 Attention: Investment Department E-8 E-Mail: privateplacements@statefarm.com	$0	$28,000,000

[balance omitted]

Name and Address of Purchaser	Principal Amount and Series of Notes to Be Purchased
	Series A	Series B
STATE FARM LIFE AND ACCIDENT ASSURANCE COMPANY One State Farm Plaza Bloomington, Illinois 61710 Attention: Investment Department E-8 E-Mail: privateplacements@statefarm.com	$0	$2,000,000

[balance omitted]

Name and Address of Purchaser	Principal Amount and Series of Notes to Be Purchased
	Series A	Series B
NATIONWIDE LIFE INSURANCE COMPANY Nationwide Investments – Private Placements One Nationwide Plaza (1-05-801) Columbus, OH 43215-2220 E-mail: ooinwpp@nationwide.com	$25,000,000	$0

[balance omitted]

Name and Address of Purchaser	Principal Amount and Series of Notes to Be Purchased
	Series A	Series B
THRIVENT FINANCIAL FOR LUTHERANS 625 Fourth Avenue South Minneapolis, Minnesota 55415 Attn: Investment Division-Private Placements Fax Number: (612) 844-4027 Email: privateinvestments@thrivent.com	$0	$5,000,000 $5,000,000 $5,000,000 $5,000,000 $5,000,000

[balance omitted]

Name and Address of Purchaser	Principal Amount and Series of Notes to Be Purchased
	Series A	Series B
PRINCIPAL LIFE INSURANCE COMPANY c/o Principal Global Investors, LLC ATTN: Fixed Income Private Placements 711 High Street, G-26 Des Moines, IA 50392-0800 Email: privateplacements2@exchange.principal.com	$10,000,000	$0

[balance omitted]

Name and Address of Purchaser	Principal Amount and Series of Notes to Be Purchased
	Series A	Series B
STATE OF WISCONSIN INVESTMENT BOARD 121 East Wilson Street Madison, Wisconsin 53703 Attention: Portfolio Manager, Private Markets Group – Wisconsin Private Debt Portfolio	$7,000,000	$3,000,000

[balance omitted]

Name and Address of Purchaser	Principal Amount and Series of Notes to Be Purchased
	Series A	Series B
AUTO‑OWNERS INSURANCE COMPANY c/o Fort Washington Investment Advisors Suite 1200-Private Placements 303 Broadway Cincinnati, OH 45202 privateplacements@fortwashington.com	$7,000,000	$0

[balance omitted]

Name and Address of Purchaser	Principal Amount and Series of Notes to Be Purchased
	Series A	Series B
AUTO‑OWNERS LIFE INSURANCE COMPANY c/o Fort Washington Investment Advisors Suite 1200-Private Placements 303 Broadway Cincinnati, OH 45202 privateplacements@fortwashington.com	$0	$2,000,000

[balance omitted]

Name and Address of Purchaser	Principal Amount and Series of Notes to Be Purchased
	Series A	Series B
AMERICAN UNITED LIFE INSURANCE COMPANY Attn: Mike Bullock, Securities Department One American Square, Suite 305W Post Office Box 368 Indianapolis, IN 46206	$5,000,000	$0

[balance omitted]

Name and Address of Purchaser	Principal Amount and Series of Notes to Be Purchased
	Series A	Series B
THE STATE LIFE INSURANCE COMPANY c/o American United Life Insurance Company Attn: Mike Bullock, Securities Department One American Square, Suite 305W Post Office Box 368 Indianapolis, IN 46206	$0	$3,000,000

[balance omitted]

Name and Address of Purchaser	Principal Amount and Series of Notes to Be Purchased
	Series A	Series B
AMERITAS LIFE INSURANCE CORP. 390 North Cotner Blvd. Lincoln, NE 68505	$0	$3,000,000

[balance omitted]

Name and Address of Purchaser	Principal Amount and Series of Notes to Be Purchased
	Series A	Series B
AMERITAS LIFE INSURANCE CORP. OF NEW YORK Ameritas Investment Partners, Inc. 390 North Cotner Blvd. Lincoln, NE 68505	$0	$2,000,000

[balance omitted]

Name and Address of Purchaser	Principal Amount and Series of Notes to Be Purchased
	Series A	Series B
PHL VARIABLE INSURANCE COMPANY c/o Phoenix Life Insurance Company Private Placement Department, H-2W One American Row Hartford, CT 06102	$0	$5,000,000

[balance omitted]

Name and Address of Purchaser	Principal Amount and Series of Notes to Be Purchased
	Series A	Series B
WOODMEN OF THE WORLD LIFE INSURANCE SOCIETY Attn: Kim Parrott 1700 Farnam Street Omaha, Nebraska 68102 kparrott@woodmen.org	$1,000,000	$2,000,000

[balance omitted]

Name and Address of Purchaser	Principal Amount and Series of Notes to Be Purchased
	Series A	Series B
HORIZON BLUE CROSS BLUE SHIELD OF NEW JERSEY c/o Alliance Capital Management 1345 Avenue of the Americas New York, NY 10105 Attention: Angel Salazar/Cosmo Valente Insurance Operations Telephone Numbers: 212-969-2491 or 212-969-6384	$0	$3,000,000

[balance omitted]

Name and Address of Purchaser	Principal Amount and Series of Notes to Be Purchased
	Series A	Series B
SOUTHERN FARM BUREAU LIFE INSURANCE COMPANY 1401 Livingston Lane Jackson, Mississippi 39213 Attention: Investment Department	$0	$2,000,000

[balance omitted]

DEFINED TERMS
As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
“Acquisition” means the acquisition, by purchase or otherwise, of all or substantially all of the assets (or any part of the assets constituting all or substantially all of a business or line of business) of any Person, whether such acquisition is direct or indirect, including through the acquisition of the business of, or more than 50% of the outstanding voting stock of, such Person, and whether such acquisition is effected in a single transaction or in a series of related transactions, and the acquisition, by purchase or otherwise, of additional shares of the outstanding voting stock of any Subsidiary of the Company which is not then a Wholly Owned Subsidiary of the Company.
“Affiliate” means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.
“Anti‑Corruption Laws” is defined in Section 5.16(d)(1).
“Anti‑Money Laundering Laws” is defined in Section 5.16(c).
“Bank Credit Agreement” means the Second Amended and Restated Credit Agreement dated as of June 3, 2014 by and among the Company, certain Subsidiaries of the Company named therein, Bank of America, N.A., as administrative agent, and the other financial institutions party thereto, as amended, restated, joined, supplemented or otherwise modified from time to time, and any renewals, extensions or replacements thereof, which constitute the primary bank credit facility of the Company and its Subsidiaries.
“Bank Lenders” means the banks and financial institutions party to the Bank Credit Agreement.
“Blocked Person” is defined in Section 5.16(a).

SCHEDULE B
(to Note Purchase Agreement)

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.
“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.
“Capital Lease Obligation” means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.
“Cash Equivalent Investment” means Investments held by the Company or any Subsidiary in the form of cash equivalents or short-term marketable debt securities.
“CISADA” means the Comprehensive Iran Sanctions, Accountability and Divestment Act.
“Closing” is defined in Section 3.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.
“Company” means Stericycle, Inc., a Delaware corporation.
“Confidential Information” is defined in Section 20.
“Consolidated Debt” means as of any date of determination the total amount of all Debt of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.
“Consolidated EBITDA” means, for any period, for the Company and its Subsidiaries on a Consolidated basis, an amount equal to Consolidated Net Income for such period, plus, (a) to the extent deducted in calculating such Consolidated Net Income and without duplication, (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income taxes payable by the Company and its Subsidiaries for such period, (iii) depreciation and amortization expense, (iv) other non-recurring expenses of the Company and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period, (v) non-cash stock compensation expenses of the Company and its Subsidiaries incurred in such period and (vi) up to $45,000,000 in the aggregate of cash charges associated with the settlement of the TCPA Action and minus (b) the following to the extent included in calculating such Consolidated Net Income (i) federal, state, local and foreign income tax credits of the Company and its Subsidiaries for such period, and (ii) all non-cash items increasing Consolidated Net Income for such period, provided that Consolidated EBITDA shall be increased by the amount of Transaction Costs incurred during such period to the extent such amount was deducted in determining Consolidated Net Income for such period. For purposes of calculating Consolidated EBITDA for any period of four consecutive quarters, if during such period the Company or any Subsidiary shall have made any Acquisition or disposed of any Person or of all or substantially all of the operating assets of any Person, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.
“Consolidated Interest Charges” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Company and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Company and its Subsidiaries with respect to such period under capital leases and Synthetic Lease Obligations that is treated as interest in accordance with GAAP.
“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a)(i) Consolidated Debt as of such date minus (ii) Unrestricted Cash as of such date to (b) Consolidated EBITDA for the period of the four consecutive fiscal quarters most recently ended provided that to the extent the Company or any of its Subsidiaries incurs any SIT Acquisition Debt on or after August 13, 2015 but on or prior to the consummation of the SIT Acquisition, such SIT Acquisition Debt (so long as such debt is unfunded and undrawn) shall be excluded for purposes of calculating the Consolidated Leverage Ratio at any time prior to the earlier to occur of (x) the consummation of the SIT Acquisition and (y) the SIT Acquisition Termination Date.
“Consolidated Net Income” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the net income of the Company and its Subsidiaries (including extraordinary losses, but excluding, except to the extent of extraordinary losses during such period, extraordinary gains) for that period.
“Consolidated Net Worth” means the consolidated stockholder’s equity of the Company and its Subsidiaries, as defined according to GAAP (but excluding minority interests).
“Consolidated Total Assets” means, as of any date of determination, the total amount of all assets of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.
“Controlled Entity” means (i) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (ii) if the Company has a parent company, such parent company and its Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Debt” means, with respect to any Person, without duplication,
(a)    its liabilities for borrowed money;
(b)    its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable and other accrued liabilities arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);
(c)    its Capital Lease Obligations;
(d)    its liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and
(e)    Guaranties by such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.
Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.
“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.
“Default Rate” means with respect to the Notes of any Series, that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes of such Series or (ii) 2% over the rate of interest publicly announced by Bank of America, N.A. in New York, New York as its “base” or “prime” rate.
“Disclosure Documents” is defined in Section 5.3.
“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interest into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition, (a) mature or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Notes and all other obligations that are accrued and payable under the Note Purchase Agreement and the Notes), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Notes and all other obligations that are accrued and payable under the Note Purchase Agreement and the Notes), in whole or in part, (c) provide for the scheduled payment of dividends in cash (unless any such dividend may be made in Qualified Equity Interests at the election of the Company) or (d) are or become convertible into or exchangeable for Debt or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the maturity date of the Series B Notes; provided that if such Equity Interests are issued pursuant to a plan for the benefit of the Company or its Subsidiaries or by any such plan to employees of the Company or its Subsidiaries, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“Equity Issuance” means any issuance by the Company after August 13, 2015 of (a) shares of its common Equity Interests or (b) Mandatorily Convertible Shares, in each case, to any Person that is not a Note Party or an Affiliate of a Note Party.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.
“Event of Default” is defined in Section 11.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder from time to time in effect.
“Excluded Subsidiary” means (a) any Foreign Subsidiary, (b) any domestic Subsidiary substantially all of the assets of which consist of the Equity Interests in one or more Foreign Subsidiaries, (c) any domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary described in clauses (a) or (b), (d) any Subsidiary that is prohibited or restricted by applicable law from providing a Guaranty for so long as such prohibition or restriction exists, or if such Guaranty would require governmental (including regulatory) consent, approval, license or authorization unless such consent, approval, license or authorization has been received, (e) any Subsidiary to the extent and for so long as such Subsidiary providing a Guaranty would result in a material adverse tax consequence to the Company and its Subsidiaries (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) as reasonably determined by the Company, (f) any other Subsidiary with respect to which, in the reasonable judgment of the Required Holders (confirmed in writing by notice to the Company), the cost or other consequences (including any adverse tax consequences) of providing the Guaranty shall be excessive in view of the benefits to be obtained by the holders of the Notes therefrom, and (g) any Subsidiary that is not a Material Subsidiary.
“Fair Market Value” means, at any time and with respect to any property, the sale value of such property that would be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell), as reasonably determined in the good faith opinion of the Company’s board of directors.
“Fitch” means Fitch, Inc.
“Foreign Subsidiary” means a Subsidiary that is organized under the laws of a jurisdiction other than the United States or any state thereof.
“GAAP” means those generally accepted accounting principles as in effect from time to time in the United States of America; provided that, if the Company notifies the Required Holders that the Company wishes to amend any negative covenants (or any definition hereof) to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant or definition, then the Company’s compliance with such covenant or the meaning of such definition shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Holders; provided, further that for purposes of determining compliance with the financial covenants contained in this Agreement any election by the Company to measure Debt using fair value accounting (as permitted by Statement of Financial Accounting Standards No. 159 or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made and such Debt shall be valued at not less than 100% of the principal amount thereof.
“Governmental Authority” means
(a)    the government of
(i)    the United States of America or any state or other political subdivision thereof, or
(ii)    any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or
(b)    any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
“Governmental Official” means any governmental official or employee, employee of any government‑owned or government‑controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.
“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:
(a)    to purchase such Debt or obligation or any property constituting security therefor primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation;

(b)    to advance or supply funds (i) for the purchase or payment of such Debt or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation;
(c)    to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation; or
(d)    otherwise to assure the owner of such Debt or obligation against loss in respect thereof.
In any computation of the Debt or other liabilities of the obligor under any Guaranty, the Debt or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.
“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.
“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 17.2 and 18 and any related definitions in this Schedule B, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.
“Increased Interest Rate” means the occurrence of a Primary Increased Interest Rate.
“INHAM Exemption” is defined in Section 6.3(e).
“Initial Period” is defined in Section 10.1(a).
“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than $2,000,000 of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.
“Investments” means all investments, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, Debt or other obligations or securities or by loan, advance, capital contribution or otherwise.
“Lease Rentals” means, for any period, the aggregate amount of fixed rental or operating lease expense payable by the Company and its Subsidiaries with respect to leases of real and personal property (excluding Capital Lease Obligations) determined in accordance with GAAP.
“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement (other than an operating lease) or Capital Lease, upon or with respect to any property or asset of such Person (including, in the case of stock, shareholder agreements, voting trust agreements and all similar arrangements).
“Make-Whole Amount” is defined in Section 8.6.
“Mandatorily Convertible Shares” means any shares of preferred Equity Interests in the Company (other than Disqualified Equity Interests) that are mandatorily convertible into shares of its common Equity Interests.
“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.
“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, (c) the ability of any Subsidiary Guarantor to perform its obligations under the Subsidiary Guaranty or (d) the validity or enforceability of this Agreement, the Notes or the Subsidiary Guaranty.
“Material Subsidiary” means, at any time, any Subsidiary of the Company (i) which, as of the end of the then most recently ended fiscal quarter of the Company for the period of four consecutive fiscal quarters then ended, contributes greater than 5% of Consolidated EBITDA (adjusted to eliminate the effect of intercompany transactions) for such period, (ii) the consolidated total assets reflected on the balance sheet of such Subsidiary as of the end of such fiscal quarter were greater than 5% of Consolidated Total Assets (adjusted to eliminate intercompany transactions)

as of such date or the intellectual property rights of which are material to the operation of the business of the Company and its Subsidiaries taken as a whole or (iii) which, as of the end of such fiscal quarter for the period of four consecutive fiscal quarters then ended, contributes greater than 5% of consolidated revenue (adjusted to eliminate the effect of intercompany transactions) for such period.
“Memorandum” is defined in Section 5.3.
“Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in Section 4001(a)(3) of ERISA).
“NAIC” means the National Association of Insurance Commissioners or any successor thereto.
“Note Party” means collectively, the Company and such Subsidiary Guarantor.
“Notes” is defined in Section 1.1.
“OFAC” is defined in Section 5.16(a).
“OFAC Listed Person” is defined in Section 5.16(a).
“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource‑center/sanctions/Programs/Pages/Programs.aspx.
“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.
“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.
“Plan” means an “employee benefit plan” (as defined in Section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.
“Primary Event Leverage Increase” is defined in Section 9.9(a).
“Primary Increased Interest Rate” is defined in Section 9.9(a).
“Priority Debt” means (without duplication), as of the date of any determination thereof, the sum of (a) all unsecured Debt of Subsidiaries, including all Guaranties of Debt of the Company, but excluding (i) Debt owing to the Company or any Subsidiary, (ii) Debt outstanding at the time such entity became a Subsidiary, provided that such Debt shall not have been incurred in contemplation of such entity becoming a Subsidiary, (iii) Unsecured Acquisition Debt, and (iv) unsecured Debt (including Guaranties of Debt of the Company or any Subsidiary) of the Subsidiary Guarantors so long as the Subsidiary Guaranty provided by the Subsidiary Guarantors is in effect, (b) all Debt of the Company and its Subsidiaries secured by Liens other than Debt secured by Liens permitted by clauses (a) through (i), inclusive, of Section 10.3.
“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.
“PTE” is defined in Section 6.3(a).
“Purchasers” means the purchasers of the Notes named in Schedule A hereto.
“QPAM Exemption” is defined in Section 6.3(d).
“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.
“Qualified Institutional Buyer” means any Person who is a qualified institutional buyer within the meaning of such term as set forth in Rule 144(a)(1) under the Securities Act.
“Rating Agency” means any of S&P, Moody’s or Fitch.
“Required Holders” means, at any time, the holders of not less than 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates and any Notes held by parties who are contractually required to abstain from voting with respect to matters affecting the holders of the Notes).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.
“S&P” means Standard and Poor’s Rating Services.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“Senior Debt” means, as of the date of any determination thereof, all Consolidated Debt, other than Subordinated Debt.
“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.
“Series” means any Series of Notes issued pursuant to this Agreement.
“Series A Notes” is defined in Section 1.1 of this Agreement.
“Series B Notes” is defined in Section 1.1 of this Agreement.
“SIT Acquisition” means the Acquisition by the Company and certain of its Subsidiaries of the Target Group, as more specifically described in the Company’s Form 8-K filed with the SEC on July 21, 2015.
“SIT Acquisition Agreement” means that certain Securities Purchase Agreement dated as of July 15, 2015 between the Company and the Vendors (as defined therein), including all schedules and exhibits thereto (as amended, supplemented or otherwise modified).
“SIT Acquisition Debt” means all Debt incurred by the Company or any Subsidiary on or before the date the SIT Acquisition is consummated the proceeds of which are contemplated to be used by the Company to consummate the SIT Acquisition (as certified by a Responsible Officer of the Company in a certificate delivered to the holders of the Notes on or prior to the date of incurrence thereof (or such later date as may be permitted by the Required Holders)); provided that the aggregate principal amount of all such Debt shall not exceed an amount equal to $2,400,000,000 less the amount, if any, of Debt under the Bank Credit Agreement the proceeds of which are used to consummate the SIT Acquisition.
“SIT Acquisition Termination Date” means the earlier to occur of (a) the date that the pursuit of the SIT Acquisition is abandoned by the Company and (b) if the SIT Acquisition has not been consummated prior to such time, November 15, 2015 (or such later date to which the outside date of the closing of the SIT Acquisition is extended, but in any event no later than January 15, 2016).
“Source” is defined in Section 6.3.
“Subordinated Debt” means all unsecured Debt of the Company which shall contain or have applicable thereto subordination provisions providing for the subordination thereof to other Debt of the Company (including, without limitation, the obligations of the Company under this Agreement or the Notes).
“Subsidiary” means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.
“Subsidiary Guarantors” means each Subsidiary which is party to the Subsidiary Guaranty.
“Subsidiary Guaranty” is defined in Section 2.2 of this Agreement.
“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so‑called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Target Group” means, collectively Shred-it International ULC, an Alberta unlimited liability corporation, Shred-it JV LP, an Ontario limited partnership, Boost GP Corp., an Ontario corporation, and Boost Holdings LP, an Ontario limited partnership, and each of their respective Subsidiaries (if any).
“TCPA Action” means the claims made against the Company and certain of its Subsidiaries in Sawyer v. Stericycle, et al., Case No. 2015 CH 07190 in the Circuit Court of Cook County,

Illinois, and any related prior proceedings alleging violations of the Telephone Consumer Protection Act of 1991, as amended by the Junk Fax Prevention Act of 2005, as more specifically described in the Company’s Form 8-K filed with the SEC on May 21, 2015.
“Transaction Costs” means extraordinary and non-recurring costs incurred by the Company or any Subsidiary (including fees of any consultant engaged by the Company or such Subsidiary to assist with due diligence matters) in effecting any Acquisition.
“Unrestricted Cash” means, at any time, cash and Cash Equivalent Investments of the Company and its Subsidiaries to the extent such cash and Cash Equivalent Investments are not subject to any Lien (other than a banker’s Lien or right of setoff pursuant to customary deposit arrangements) or any restriction as to its use and is included in “cash and cash equivalents” and not “restricted cash” on the consolidated balance sheet of the Company.
“Unsecured Acquisition Debt” means unsecured Debt of a Subsidiary (a) incurred in connection with the acquisition of a business by a Subsidiary, (b) payable to the owner of such business, (c) in an aggregate principal amount which does not exceed the lesser of (i) the cost of acquiring such business, or (ii) the Fair Market Value of such business (as determined in good faith by one or more officers of the Company to whom authority to enter into the transaction has been delegated by the board of directors of the Company), and (d) at the time of incurrence of such Debt and after giving effect thereto, no Default or Event of Default would exist.
“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“U.S. Economic Sanctions” is defined in Section 5.16(a).
“Wholly‑Owned Subsidiary” means, at any time, any Subsidiary all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly‑Owned Subsidiaries at such time.

CHANGES IN CORPORATE STRUCTURE

[omitted]

SCHEDULE 4.9
(to Note Purchase Agreement)

SUBSIDIARIES OF THE COMPANY, OWNERSHIP OF SUBSIDIARY STOCK,
INVESTMENTS, AFFILIATES, DIRECTORS AND OFFICERS

[omitted]

SCHEDULE 5.5
(to Note Purchase Agreement)

FINANCIAL STATEMENTS

[omitted]

5.15–2

LICENSES, PERMITS, ETC.

[omitted]

SCHEDULE 5.11
(to Note Purchase Agreement)

EXISTING DEBT

[omitted]

SCHEDULE 5.15
(to Note Purchase Agreement)

LIENS EXISTING AS OF THE CLOSING DATE

[omitted]

SCHEDULE 10.3
(to Note Purchase Agreement)

FORM OF SERIES A NOTE

STERICYCLE, INC.

2.89% SENIOR NOTE, SERIES A, DUE OCTOBER 1, 2021

No. [_______]    October 1, 2015
$[__________]    PPN __________
FOR VALUE RECEIVED, the undersigned, STERICYCLE, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [_____________________] or registered assigns, the principal sum of [______________] DOLLARS (or so much thereof as shall not have been prepaid) on October 1, 2021 with interest (computed on the basis of a 360‑day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 2.89% per annum from the date hereof, payable semiannually, on the first (1st) day of April and October in each year and at maturity, commencing on April 1, 2016, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, at a rate per annum from time to time equal to the Default Rate, on any overdue payment of interest and, during the continuance of an Event of Default, on the unpaid balance hereof and on any overdue payment of any Make-Whole Amount, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of October 1, 2015 (as from time to time amended, supplemented or modified, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.3 of the Note Purchase Agreement, provided, that in lieu thereof such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by any holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA. Unless otherwise indicated,

EXHIBIT 1(a)
(to Note Purchase Agreement)

capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
Pursuant to the Subsidiary Guaranty Agreement dated as of October 1, 2015 (as amended, restated or otherwise modified from time to time, the “Subsidiary Guaranty”), one or more Subsidiaries of the Company have absolutely and unconditionally guaranteed payment in full of the principal of, Make-Whole Amount, if any, and interest on this Note and the performance by the Company of its obligations contained in the Note Purchase Agreement all as more fully set forth in said Subsidiary Guaranty.
If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note is subject to an Increased Interest Rate on the terms set forth in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the issuer and holder hereof shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

STERICYCLE, INC.

By
Name:
Title:

E-1(a)-2

FORM OF SERIES B NOTE

STERICYCLE, INC.

3.18% SENIOR NOTE, SERIES B, DUE OCTOBER 1, 2023

No. [_______]    October 1, 2015
$[__________]    PPN __________
FOR VALUE RECEIVED, the undersigned, STERICYCLE, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [_____________________] or registered assigns, the principal sum of [______________] DOLLARS (or so much thereof as shall not have been prepaid) on October 1, 2023 with interest (computed on the basis of a 360‑day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 3.18% per annum from the date hereof, payable semiannually, on the first (1st) day of April and October in each year and at maturity, commencing on April 1, 2016, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, at a rate per annum from time to time equal to the Default Rate, on any overdue payment of interest and, during the continuance of an Event of Default, on the unpaid balance hereof and on any overdue payment of any Make-Whole Amount, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of October 1, 2015 (as from time to time amended, supplemented or modified, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.3 of the Note Purchase Agreement, provided, that in lieu thereof such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by any holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA. Unless otherwise indicated,

EXHIBIT 1(b)
(to Note Purchase Agreement)

capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
Pursuant to the Subsidiary Guaranty Agreement dated as of October 1, 2015 (as amended, restated or otherwise modified from time to time, the “Subsidiary Guaranty”), one or more Subsidiaries of the Company have absolutely and unconditionally guaranteed payment in full of the principal of, Make-Whole Amount, if any, and interest on this Note and the performance by the Company of its obligations contained in the Note Purchase Agreement all as more fully set forth in said Subsidiary Guaranty.
If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note is subject to an Increased Interest Rate on the terms set forth in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the issuer and holder hereof shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

STERICYCLE, INC.

By
Name:
Title:

E-1(b)-2

FORM OF SUBSIDIARY GUARANTY

[omitted]

FORM OF OFFICER’S CERTIFICATE

[omitted]

FORM OF OPINION OF SPECIAL COUNSEL
TO THE COMPANY

[omitted]

EXHIBIT 4.4(a)
(to Note Purchase Agreement)

FORM OF OPINION OF SPECIAL COUNSEL
TO THE PURCHASERS

[omitted]

EXHIBIT 4.4(b)
(to Note Purchase Agreement)